UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202

(Address of principal executive offices)	(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 27, 2007, the Board of Directors of Alliance Financial Corporation (the “Company”) amended Section 501 of the Company’s Bylaws to allow for the issuance of uncertificated shares. The Board of Directors adopted this amendment to comply with the NASDAQ Stock Market requirement that securities be eligible for direct registration by January 1, 2008. The Direct Registration System allows investors to have shares registered in their own names by book entry. Book entry allows shares to be owned, recorded and transferred electronically on a system currently administered by The Depository Trust Company without the issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. Prior to this amendment, the Bylaws were silent on the issuance of uncertificated shares.

The full text of Section 501 of the Bylaws, as amended, is filed as an Exhibit.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.3	Amendment to Section 501 of the Bylaws of the Company, effective November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2007	ALLIANCE FINANCIAL CORPORATION By: /s/ Jack H. Webb —————————————— Jack H. Webb Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.3	Amendment to Section 501 of the Bylaws of the Company, effective November 27, 2007